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                                                                    EXHIBIT 23.2



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2000 relating to the consolidated financial statements of Ecolab Inc., which appears in the 1999 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.'s 1999 Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 28, 2000 relating to the financial statement schedule of Ecolab Inc., which appears in Ecolab Inc.'s Annual Report on Form 10-K. We also consent to the references to us in this Registration Statement under the heading "Experts."


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 21, 2000